Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Centennial Bank Employee Savings & Profit Sharing Plan of our report dated January 18, 2002 with respect to the consolidated financial statements of Centennial Bancorp and subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ Symonds, Evans & Company, P.C.

Portland, Oregon
July 12, 2002


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